LIST OF SUBSIDIARIES OF INTERNATIONAL FLAVORS & FRAGRANCES INC.

Below is a list of the subsidiaries of the Company. Each subsidiary does business under the name identified below. All of the voting stock of each subsidiary is owned, either directly or indirectly, by the Company, except where noted and except, in certain instances for directors' qualifying shares.

Name of Subsidary                                                  Place of Incorporation
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International Flavors & Fragrances I.F.F. (Nederland) B.V.         The Netherlands
Aromatics Holdings Limited                                         Ireland
IFF-Benicarlo, S.A.                                                Spain
International Flavours & Fragrances (China) Ltd.                   China
Irish Flavours and Fragrances Limited                              Ireland
International Flavours & Fragrances I.F.F. (Great Britain) Ltd.    England
International Flavors & Fragrances I.F.F. (Italia) S.r.l.          Italy
International Flavors & Fragrances I.F.F. (Deutschland) G.m.b.H.   Germany
International Flavors & Fragrances I.F.F. (Switzerland) A.G.       Switzerland
International Flavors & Fragrances I.F.F. (France) SAS             France
International Flavors & Fragrances (Hong Kong) Ltd.                Hong Kong
International Flavors & Fragrances (Japan) Ltd.                    Japan
International Flavors & Fragrances S.A.C.I.                        Argentina
I.F.F. Essencias e Fragrancias Ltda.                               Brazil
International Flavours & Fragrances (Australia) Pty. Ltd.          Australia
P.T. Essence Indonesia                                             Indonesia
International Flavors & Fragrances (Mexico) S.A. de C.V.           Mexico
IFF Mexico Manufactura, S.A. de C.V.                               Mexico
International Flavors & Fragrances I.F.F. (Espana) S.A.            Spain
International Flavors & Fragrances (Poland) Sp.z.o.o.              Poland
IFF Trading Company B.V.                                           The Netherlands
International Flavors & Fragrances (Hangzhou) Co. Ltd (1)          China
International Flavors & Fragrances (Zhejiang) Co., Ltd.            China
International Flavors & Fragrances I.F.F. (S.A.) (Pty) Ltd.        South Africa
The PAKS Corporation                                               New York
International Flavors & Fragrances I.F.F. (Canada) Ltd.            Canada
Alva Insurance Ltd.                                                Bermuda
van Ameringen-Haebler, Inc.                                        New York
International Flavors & Fragrances (Caribe) Inc.                   Delaware
Sabores y Fragrancias S.A.                                         Colombia

IFF Sabores y Fragrancias de Chile Ltda.                           Chile
IFF Aroma Esans Sanay A.S.                                         Turkey
International Flavors & Fragrances I.F.F. (Israel) Ltd.            Israel
Misr Co. for Aromatic Products (MARP) S.A.E.                       Egypt
International Flavors & Fragrances I.F.F. (Portugal) Lds.          Portugal
International Flavors & Fragrances (Zimbabwe) (Private) Ltd.       Zimbabwe
International Flavours & Fragrances (Mauritius) Ltd.               Mauritius
Speciality Fragrances (India) Private Limited                      India
International Flavors & Fragrances (Philippines) Inc.              Philippines
International Flavors & Fragrances (Asia Pacific) Pte. Ltd.        Singapore
International Flavours & Fragrances (Thailand) Ltd.                Thailand
International Flavors & Fragrances (Korea) Inc.                    Korea
Laboratoire Monique Remy SAS                                       France
International Flavors & Fragrances (Nederland) Holding B.V.        The Netherlands
International Flavors & Fragrances Ardenne S.a.r.l.                Luxembourg
International Flavors & Fragrances (Luxembourg) S.a.r.l.           Luxembourg
International Flavors & Fragrances (Luxembourg) Holding S.a.r.l.   Luxembourg
International Flavours & Fragrances (GB) Holdings Limited          United Kingdom
IFF International Inc.                                             New York
IFF Financial Services                                             Ireland
International Flavors & Fragrances Global Holding S.a.r.l.         Luxembourg
IFF Capital Services                                               Ireland
IFF (Gibraltar) Limited                                            Gibraltar
IFF Australia Holdings Pty Limited                                 Australia
IFF Chemical Holdings Inc.                                         Delaware
IFF (Gibraltar) Holdings                                           Gibraltar
IFF Mexico Holdings LLC                                            Delaware
IFF Latin American Holdings (Espana) SL                            Spain
IFF Augusta Limited                                                England
Fragrance Ingredients Holdings Inc.                                Delaware
Bush Boake Allen Inc.                                              Virginia
Bush Boake Allen (Chile) S.A.                                      Chile
Bush Boake Allen Industria E Commercial do Brasil Limitada         Brazil
Bush Boake Allen Controladora S.A. de C.V.                         Mexico
Bush Boake Allen (Nominees) Limited                                England

Bush Boake Allen Holdings (U.K.) Limited                           England
Bush Boake Allen Pension Investments Limited                       England
Bush Boake Allen (Executive Pension Trustees) Limited              England
Bush Boake Allen (Pension Trustees) Limited                        England
Bush Boake Allen (Works Pension Trustees) Limited                  England
Bush Boake Allen Limited                                           England
GMB Proteins Limited                                               England
Bush Boake Allen Australia Pty Ltd.                                Australia
A. Boake, Roberts And Company (Holding), Limited                   England
Bush Boake Allen (New Zealand) Limited                             New Zealand
International Flavours & Fragrances (New Zealand) Limited          New Zealand
International Flavors & Fragrances Singapore Pte. Ltd.             Singapore
Bush Boake Allen Denmark ApS.                                      Denmark
Bush Boake Allen France                                            France
Bush Boake Allen Zimbabwe (Private) Limited                        Zimbabwe
International Flavours & Fragrances (India) Limited (2)            India
Hindustan Flavours and Fragrances (International) Limited (3)      India
Bush Boake Allen (Jamaica) Limited (4)                             Jamaica
Bush Boake Allen (SA) (Proprietary) Limited                        South Africa
Bush Boake Allen (Thailand) Limited                                Thailand
Bush Boake Allen Benelux B.V.                                      Netherlands
International Flavors & Fragrances I.F.F. (Norden) AB              Sweden
Stafford Specialty Ingredients Limited                             England
Bush Boake Allen Pakistan (Private) Limited (5)                    Pakistan
Asian Investments, Inc.                                            Delaware
Fragrance Holdings Private Limited                                 India
Essence Scientific Research Private Limited                        India
Jamaica Extracts Limited (6)                                       Jamaica
Bush Boake Allen Barbados Inc.                                     Barbados
Bush Boake Allen Enterprises Ltd.                                  England
Celessence International Limited (7)                               England

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(1)  90% of the voting stock of International Flavors & Fragrances (Hangzhou)
     Co. Ltd., is owned, directly or indirectly, by the Company.

(2)  93.28% of the voting stock of International Flavours & Fragrances (India)
     Limited is owned, directly or indirectly, by the Company.

(3)  93.28% of the voting stock of Hindustan Flavours and Fragrances
     (International) Limited is owned, directly or indirectly, by the Company.

(4)  70% of the voting stock of Bush Boake Allen (Jamaica) Limited is owned, directly or indirectly, by the Company.

(5)  50% of the voting stock of Bush Boake Allen Pakistan (Private) Limited is owned, directly or indirectly, by the Company.

(6)  58% of the voting stock of Jamaica Extracts Limited is owned, directly or indirectly, by the Company.

(7)  70% of the voting stock of Celessence International Limited is owned, directly or indirectly, by the Company.